UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 12, 2015 (August 6, 2015)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

909 Lake Carolyn Parkway, Suite 600

Irving, Texas 75039

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2015, Magnum Hunter Resources Corporation (the “Company”) announced that it had appointed Keith Yankowsky to serve as Executive Vice President and Chief Operating Officer of the Company, effective September 1, 2015.

Mr. Yankowsky, age 50, has more than 28 years of engineering experience, including operations, drilling and completions, within large independent oil and natural gas companies focused on both conventional and unconventional resource plays.  Prior to his appointment at the Company, Mr. Yankowsky served as Vice President of Appalachia South Business Unit at Chesapeake Energy Corporation (“Chesapeake”) since 2013.  During his nine year tenure at Chesapeake, Mr. Yankowsky also held the title of Vice President of Engineering Technology and Special Projects between 2009 and 2013 and was involved in overseeing a variety of engineering and operational functions specifically related to horizontal drilling and fracture stimulation techniques within the Marcellus and Utica Shale plays.  Mr. Yankowsky earned a Bachelor of Science degree in Petroleum Engineering from Marietta College, Marietta, Ohio.

The Company will pay Mr. Yankowsky a base salary and has agreed to pay him, in early 2016, a guaranteed minimum bonus.  Mr. Yankowsky will also receive a grant of two million shares of restricted common stock of the Company at or about the date his employment commences.  Provided Mr. Yankowsky remains employed by the Company, the shares of restricted stock granted to him will vest in equal installments as follows: (i) one-third of the shares will vest on March 31, 2016; and (ii) an additional one-third of the shares will vest on each of the second and third anniversaries of the date on which Mr. Yankowsky’s employment with the Company commenced. To the extent Mr. Yankowsky does not remain employed by the Company, for any reason, the shares of restricted stock that have not vested as of the date of his termination of employment will be forfeited.

On and effective as of August 12, 2015, James W. Denny, III retired from his position as Executive Vice President and President, Appalachian Basin Division, of the Company and as an employee of Triad Hunter, LLC, a wholly-owned subsidiary of the Company (“Triad Hunter”). Mr. Denny has agreed to continue to provide services to the Company and Triad Hunter as a consultant through December 31, 2015.

Item 7.01.             Regulation FD Disclosure.

On August 6, 2015, the Company issued a press release announcing the appointment of Keith Yankowsky to serve as Executive Vice President and Chief Operating Officer of the Company, effective September 1, 2015. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

* * * * * * * * * *

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall any of such information be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release of Magnum Hunter Resources Corporation, dated August 6, 2015.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: August 12, 2015	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Magnum Hunter Resources Corporation, dated August 6, 2015.